Exhibit 99.1

e.l.f. Beauty Announces First Quarter 2018 Results
– Delivers 9% net sales growth over Q1 2017 –

OAKLAND, California; May 9, 2018 — e.l.f. Beauty (NYSE: ELF) today announced results for the three-month period ended March 31, 2018.
“We are pleased with our start to 2018 with a 9% increase in net sales,” stated Tarang Amin, Chairman and Chief Executive Officer. "Highlights for the quarter included our full-chain rollout at Ulta Beauty, our most successful Beautyscape influencer program and product collaborations to date, and expanding our operations advantage to our first U.S. manufacturing partner.”
Three months ended March 31, 2018 results
Net sales increased 9%, or $5.3 million from the first quarter of 2017, to $65.9 million, primarily driven by growth in leading national retailers largely attributable to the benefit of shelf space acquired in 2017 and the addition of store locations at Ulta Beauty. Gross margin decreased from 63% to 61% in the first quarter of 2018, primarily as a result of unfavorable movements in foreign exchange rates, customer mix and freight, partially offset by margin accretive innovation.
Selling, general and administrative expenses (“SG&A”) were $36.2 million, or 55% of net sales, compared to $33.0 million, or 54% of net sales in the first quarter of 2017. SG&A includes $4.6 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding these costs and expenses, was $31.7 million, or 48% of net sales, compared to $29.4 million, or 49% of net sales in the same period in fiscal 2017.
The provision for income taxes was $0.4 million during the three months ended March 31, 2018 and included discrete tax expense of $0.2 million related to stock option exercises and vesting of restricted stock. This is as compared to a provision for income taxes of $0.1 million during the three months ended March 31, 2017, which included a benefit from stock option exercises of $0.8 million. The increase in income tax expense was partially offset by a reduction in our U.S. federal statutory rate from 35% to 21% as a result of the tax reform laws effective as of the beginning of 2018.
On a GAAP basis, net income was $0.7 million, or $0.01 per diluted share, based on a weighted-average share count of 49.3 million shares. This compares to net income of $2.2 million, or $0.04 per diluted share, based on a weighted-average share count of 49.5 million shares in the first quarter of 2017.
Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) increased 3% to $11.9 million compared to adjusted EBITDA of $11.7 million in the first quarter of 2017.
Adjusted net income (net income excluding the items identified in the reconciliation table below) was unchanged in the first quarter of 2018, at $5.5 million, or $0.11 per diluted share, based on a weighted-average diluted share count of 49.3 million. This is as compared to a weighted-average diluted share count 49.5 million in the same quarter of 2017. Beginning in the first quarter of 2018, the Company excluded the impact of amortization of acquired intangible assets, net of the related tax effect, from both current and prior period adjusted net income.

Balance sheet
At March 31, 2018, the Company had $10.5 million in cash, as compared to $10.1 million as of December 31, 2017. Inventory at March 31, 2018 totaled $61.7 million, compared to $62.7 million on December 31, 2017 and $76.9 million on March 31, 2017. At March 31, 2018, long-term debt totaled $145.7 million, as compared to $147.7 million as of December 31, 2017.
Company outlook
The Company reaffirmed its outlook for 2018:

	Fiscal 2018 Outlook (Approx.)	Fiscal 2017 Actual		% Change
Net sales	$286-291 million	$270 million		6-8%
Adjusted EBITDA	$65-66.5 million	$62 million		6-8%
Adjusted net income	$30-31 million	$32 million	(a)	(1)-(4)%
Adjusted diluted EPS	$0.59-0.61	$0.64	(a)	(5)-(8)%
Fully diluted shares outstanding	51.4 million	49.4 million		—

(a) The Company's 2018 adjusted net income and adjusted diluted EPS guidance excludes amortization of acquired intangible assets. The Company began excluding these items from its adjusted net income and adjusted diluted EPS metrics beginning with the first quarter of fiscal 2018. Fiscal 2017 adjusted net income includes $4.4 million in amortization of acquired intangible assets (net of the related tax effect).
First quarter 2018 conference call
The Company will hold a conference call today, May 9, 2018, at 4:30 p.m. ET to discuss the Company’s first quarter 2018 results. Investors and analysts interested in participating in the call are invited to dial approximately ten minutes prior to the start of the call. The U.S. toll free dial-in for the conference call is (877) 407-3982 and the international dial-in number is (201) 493-6780. The conference call will also be webcast live at: http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on May 9, 2018, until 11:59 p.m. ET on May 16, 2018, and can be accessed by dialing the U.S. toll free dial-in, (844) 512-2921 or the international dial-in, (412) 317-6671, and entering replay pin number 13679040.
About e.l.f. Beauty
e.l.f. makes luxurious beauty accessible for all. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target, Walmart, Ulta Beauty and other leading retailers. By engaging young, diverse beauty enthusiasts with high-quality, prestige-inspired cosmetic and skin care products at extraordinary value, e.l.f. has become one of the fastest growing beauty companies in the United States.
For more information about e.l.f. Beauty, visit the Company’s website at http://www.elfcosmetics.com.
Note regarding non-GAAP financial measures
This press release includes references to non-GAAP measures, including adjusted SG&A, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Adjusted EBITDA excludes costs related to “restructuring” of operations, stock-based compensation, retail store pre-opening costs and other non-cash and non-recurring costs. Adjusted net income excludes costs related to “restructuring” of operations, stock-based compensation, retail store pre-opening costs, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income, and adjusted diluted EPS guidance non-GAAP measures to the corresponding net income and diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s outlook for 2018 under “Company Outlook” above. These forward-looking statements are based on management's current expectations, estimates, forecasts, projections, beliefs and assumptions and are not guarantees of future performance. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, including the Company's most recent Quarterly Report on Form 10-Q, as well as the Company’s ability to grow net sales and adjusted EBITDA as anticipated; the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other company expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,
	2018	2017

Net sales	$65,920	$60,574
Cost of sales	25,712	22,346
Gross profit	40,208	38,228
Selling, general and administrative expenses	36,234	33,005
Operating income	3,974	5,223
Other expense, net	(888)	(799)
Interest expense, net	(1,963)	(2,156)
Income before provision for income taxes	1,123	2,268
Income tax provision	(433)	(108)
Net income	$690	$2,160
Comprehensive income	$690	$2,160
Net income per share:
Basic	$0.01	$0.05
Diluted	$0.01	$0.04
Weighted average shares outstanding:
Basic	46,435,560	44,099,338
Diluted	49,302,771	49,477,874

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Current assets:
Cash	$10,474	$10,059	$5,376
Accounts receivable, net	31,779	44,634	29,135
Inventories	61,728	62,679	76,904
Prepaid expenses and other current assets	6,639	6,272	4,084
Total current assets	110,620	123,644	115,499
Property and equipment, net	18,694	18,037	16,277
Intangible assets, net	104,129	105,882	111,144
Goodwill	157,264	157,264	157,264
Investments	2,875	2,875	—
Other assets	10,109	9,542	1,187
Total assets	$403,691	$417,244	$401,371

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$8,652	$8,646	$23,656
Accounts payable	17,054	26,776	19,861
Accrued expenses and other current liabilities	8,888	15,939	16,423
Total current liabilities	34,594	51,361	59,940
Long-term debt and capital lease obligations	145,708	147,702	154,186
Deferred tax liabilities	22,058	21,341	34,384
Other long-term liabilities	2,981	2,977	3,213
Total liabilities	205,341	223,381	251,723

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of March 31, 2018, December 31, 2017 and March 31, 2017; 47,425,139, 46,617,830 and 45,655,937 shares issued and outstanding as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively	465	463	454
Additional paid-in capital	724,221	720,372	707,480
Accumulated deficit	(526,336)	(526,972)	(558,286)
Total stockholders' equity	198,350	193,863	$149,648
Total liabilities and stockholders' equity	$403,691	$417,244	$401,371

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$690	$2,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,288	3,659
Stock-based compensation expense	3,640	2,404
Amortization of debt issuance costs and discount on debt	199	202
Deferred income taxes	735	(35)
Other, net	142	330
Changes in operating assets and liabilities:
Accounts receivable	12,771	8,480
Inventories	951	(7,496)
Prepaid expenses and other assets	(1,498)	(304)
Accounts payable and accrued expenses	(16,891)	(31,449)
Other liabilities	3	6
Net cash provided by (used in) operating activities	5,030	(22,043)

Cash flows from investing activities:
Purchase of property and equipment	(2,667)	(676)
Net cash used in investing activities	(2,667)	(676)

Cash flows from financing activities:
Proceeds from revolving line of credit	2,000	15,000
Repayment of revolving line of credit	(2,000)	—
Repayment of long term debt	(2,063)	(2,063)
Cash received from issuance of common stock	212	146
Deferred offering costs paid	—	(193)
Other, net	(97)	(90)
Net cash provided by (used in) financing activities	(1,948)	12,800

Net increase (decrease) in cash	415	(9,919)
Cash - beginning of period	10,059	15,295
Cash - end of period	$10,474	$5,376

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended March 31,
	2018	2017
Net income	$690	$2,160
Interest expense, net	1,963	2,156
Income tax provision	433	108
Depreciation and amortization	4,288	3,659
EBITDA	$7,374	$8,083
Costs related to "restructuring" of operations (a)	—	6
Stock-based compensation	3,640	2,404
Pre-opening costs (b)	35	42
Other non-cash and non-recurring costs (c)	894	1,116
Adjusted EBITDA	$11,943	$11,651

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.
(b) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(c) Represents various non-cash or non-recurring costs including costs related to secondary offering of common stock, costs related to certain transformational information technology projects, and third-party costs related to M&A due diligence.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended March 31,
	2018	2017
Selling, general, and administrative expenses	$36,234	$33,005
Costs related to "restructuring" of operations (a)	—	(6)
Stock-based compensation	(3,640)	(2,404)
Pre-opening costs (b)	(35)	(42)
Other non-cash and non-recurring costs (c)	(894)	(1,116)
Adjusted selling, general, and administrative expenses	$31,665	$29,437

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.
(b) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(c) Represents various non-cash or non-recurring costs including costs related to secondary offering of common stock, costs related to certain transformational information technology projects, and third-party costs related to M&A due diligence.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,
	2018	2017
Net income	$690	$2,160
Costs related to "restructuring" of operations (a)	—	6
Stock-based compensation	3,640	2,404
Pre-opening costs (b)	35	42
Other non-cash and non-recurring costs (c)	894	1,116
Amortization of acquired intangible assets (d)	1,754	1,859
Tax Impact (e)	(1,562)	(2,093)
Adjusted net income (f)	$5,451	$5,494

Weighted average number of shares outstanding - diluted	49,302,771	49,477,874
Adjusted diluted earnings per share	$0.11	$0.11

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.
(b) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(c) Represents various non-cash or non-recurring costs including costs related to a secondary offering of common stock, costs related to certain transformational information technology projects, and third-party costs related to M&A due diligence.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and favorable leases.
(e) Represents the tax impact of the above adjustments.
(f) Adjusted net income for the three months ended March 31, 2017, as previously reported, was $4.4 million. The difference of approximately $1.1 million relates to amortization of acquired intangible assets, net of tax. The Company's 2018 adjusted net income and adjusted diluted EPS guidance excludes amortization of acquired intangible assets. As such, prior year results have been adjusted to reflect a similar basis of presentation.

Investor Relations Contact:

Investors:
Allison Malkin, ICR, Inc.
(203) 682-8200

Media:
Brittany Rae Fraser, ICR, Inc.
(646) 277-1231